UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): September 6, 2006

Boyd Gaming Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

1-12882	88-0242733
(Commission File Number)	(I.R.S. Employer Identification No.)

2950 Industrial Road

Las Vegas, Nevada 89109

(Address of Principal Executive Offices) (Zip Code)

(702) 792-7200

(Registrant’s Telephone Number,

Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On September 6, 2006, Michael J. Gaughan resigned as a director of Boyd Gaming Corporation (the “Company”), Coast Casinos, Inc. and Coast Hotels and Casinos, Inc. (“Coast”), as well as from all other positions that he previously held with the Company or any of its affiliates, including as Chief Executive Officer of Coast. Mr. Gaughan’s resignation was tendered pursuant to the terms of the previously disclosed Unit Purchase Agreement (the “Unit Purchase Agreement”), dated as of July 25, 2006, as amended, between Mr. Gaughan, the Company and certain affiliates of the Company. Pursuant to the terms of the Unit Purchase Agreement, Mr. Gaughan was appointed the chief executive officer of the South Coast Hotel and Casino (the “South Coast”).

* * *

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding the Company’s expectations, hopes or intentions regarding the future. Forward-looking statements include (without limitation) statements regarding the pending sale of the South Coast.

Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in each such statement. In particular, we can provide no assurances regarding the pending sale of the South Coast. Among the factors that could cause actual results to differ materially include the satisfaction of the conditions to closing the pending sale of the South Coast. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of our Form 10-Q for the period ended June 30, 2006, which is on file with the SEC, and in our other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this Current Report on Form 8-K are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOYD GAMING CORPORATION

Date: September 7, 2006	By:	/s/ Paul J. Chakmak
Paul J. Chakmak
Executive Vice President, Chief Financial Officer and Treasurer